[INTEGRATED GENETICS LOGO]

       Confidential treatment requested for portions of this document, portions for which confidential treatment is requested are noted.


                               LICENSE AGREEMENT
                               -----------------

     AGREEMENT made and effective by and between YALE UNIVERSITY, a corporation organized and existing under and by virtue of a charter granted by the general assembly of the Colony and State of Connecticut and located in New Haven, Connecticut ("YALE"), and IG LABORATORIES, INC. a corporation organized and existing under the laws of the State of Delaware and with its principal office located at One Mountain Road, Framingham, Massachusetts ("IG" or "LICENSEE").

                               W I T N E S S E T H:

     WHEREAS, in the course of research conducted under YALE auspices, Dr. David Ward, Pater Lichter, Thomas Cremer and Laura Manuelidis of the YALE School of Medicine (the "Inventors"), have discovered new methods for the delineation of individual human chromosomes in metaphase and interphase cells by IN SITU suppression hybridization and have filed a patent application of like title thereon at IG's expense (the "Invention"); and

     WHEREAS, pursuant to an assignment by the Inventors to YALE of all their rights, title and interest in and to the Invention and any patents resulting therefrom. YALE is the owner of all rights in the Invention, subject to rights reserved by the U.S. Government; and


     WHEREAS, IG desires to obtain a license to the Invention and any patents resulting therefrom, and YALE is willing to grant such a license to IG subject to the terms and conditions hereof:

     NOW, THEREFORE, in consideration of the mutual covenants herein contained the parties agree as follows:

                             ARTICLE 1 DEFINITIONS

     As used in this AGREEMENT, the following terms shall be defined as set forth below:

     1.1 The "INVENTION" shall mean methods, processes and related reagents described in U.S. Patent Application Serial Number 271.609.

     1.2 "KNOW-HOW" shall mean and include copies and reports of all research studies and related laboratory work performed or to be performed by the Inventors while at YALE during the term of this AGREEMENT and directly and reasonably relating to the INVENTION but excluding probes useful in carrying out the INVENTION.

     1.3 "LICENSED PATENTS" shall mean any United States or foreign patent application(s) or patent(s) owned, in whole or in part, by YALE during the term of this AGREEMENT in which one or more of the Inventors are named and covering, in whole or in part, the INVENTION, together with any continuations, continuations-in-part, divisional or substitute patents, any reissues or re-examinations of any such applications or patents, and any extension of any such patents together with all foreign counterpart applications and patents of the foregoing.

     1.4 "LICENSED PRODUCTS OR SERVICES" shall mean any process, method or reagent or other product or service covered within the scope of a valid claim of the LICENSED PATENTS and any product produced or manufactured using any such process, method or reagent and any service performed using any such process, method or reagent.

     1.5     "NET SALES PRICE" shall mean the price for LICENSED PRODUCTS
OR SERVICES invoiced by LICENSEE or its sublicensee(s) for sale to third party customers less (i) sales or excise or use taxes separately stated on the face of the invoice, (ii) separately stated and itemized transportation charges, and
(iii) all regular trade and discount allowances actually given. In the event that LICENSEE or a sublicensee shall sell LICENSED PRODUCTS OR SERVICES to a company owned or controlled by, or affiliated with, LICENSEE or the sublicensee, then the NET SALES PRICE for such sales shall be the constructive NET SALES PRICE as if sold to unrelated third parties.

     1.6 "NET SALES" shall mean the total NET SALES PRICE for all LICENSED PRODUCTS OR SERVICES of LICENSEE to third parties, less the amount of any credits actually given for LICENSED PRODUCTS OR SERVICES sold and returned, or determined to be defective. LICENSED PRODUCTS OR SERVICES shall be deemed to have been sold when delivered or shipped, invoiced, or when paid for, whichever is earliest.

     1.7 "EARNED ROYALTIES" shall mean royalties paid or payable by LICENSEE to YALE determined with respect to NET SALES and sublicensing income.

     1.8 "ROYALTY YEAR" shall mean each calendar year during the term of a license granted pursuant to this AGREEMENT.

     1.9 "QUARTER YEAR" shall mean the three (3) month periods ending March 31, June 30, September 30 and December 31 of each ROYALTY YEAR.

     1.10 "EFFECTIVE DATE" shall mean the date upon which the last of both parties shall have affixed its authorized signature hereto.


                          ARTICLE II GRANT OF LICENSE

     2.1 YALE hereby grants to LICENSEE, subject to all the terms and conditions of this AGREEMENT, an EXCLUSIVE LICENSE under the LICENSED PATENTS for the terms defined by Articles 3.1 and 3.2 to make, have made, use, sell and practice the INVENTION in the countries where the LICENSED PATENTS are effective or applications are pending, subject to rights required to be granted to the U.S. Government. Notwithstanding the preceding, YALE shall retain the right to make, use and practice the INVENTION for itself for research purposes only.

     2.2 YALE grants to LICESEE a NON-EXCLUSIVE LICENSE to make, practice and use the KNOW-HOW worldwide for the term defined by Article 3.3.

     2.3 YALE grants to LICENSEE the right to grant sublicenses to third parties under terms and conditions at least equal to those contained herein provided that the terms of this AGREEMENT are included wherever applicable in such sublicenses. LICENSEE'S right to sublicense hereunder shall be exclusive to it and such sublicenses shall be coterminable with this AGREEMENT and the license granted to LICENSEE hereunder.


                          ARTICLE III TERM OF LICENSE

     3.1 The term of the EXCLUSIVE LICENSE granted with respect to U.S. LICENSED PATENTS under this AGREEMENT shall be for the life of the last to expire of the LICENSED PATENTS issued in the United States.

     3.2 The term of an EXCLUSIVE LICENSE granted with respect to foreign LICENSED PATENTS under this AGREEMENT shall extend for the life of the applicable foreign patent.

     3.3 The term of the license granted with respect to KNOW-HOW shall be for twenty (20) years from the date hereof.


                              ARTICLE IV ROYALTIES

     As consideration for the rights granted hereunder, LICENSEE shall make the following payments to YALE:

     4.1. LICENSEE shall pay to YALE Fifty Thousand Dollars ($50,000) in consideration of the execution of this AGREEMENT by both parties. Such payment shall be separate from and not credited against any EARNED ROYALTIES and shall be paid according to the following schedule:

             i. Twenty Thousand Dollars ($20,000) within thirty (30) days after execution of this AGREEMENT:

             ii. Twenty Thousand Dollars ($20,000) within thirty (30) days after the first anniversary of the execution of this
                    AGREEMENT: and

             iii. Ten Thousand Dollars ($10,000) within thirty (30) days after the second anniversary of the execution of this AGREEMENT.

     4.2 Subject to Article 4.6, during each ROYALTY YEAR of the term of the EXCLUSIVE LICENSE granted with respect to U.S. or foreign LICENSED PATENTS, LICENSEE shall pay to YALE EARNED ROYALTIES on NET SALES of LICENSED PRODUCTS OR SERVICES, by LICENSEE or LICENSEE'S sublicensees which LICENSEE knows, or has reason to know, are manufactured, sold or used in countries in which the EXCLUSIVE LICENSE is in effect according to the schedule set forth below:

             On NET SALES of LICENSED PRODUCTS: * percent (*%): and On NET SALES of LICENSED SERVICES: * percent (*%).

Such EARNED ROYALTIES may be reduced by an amount equal to one-half (1/2) of any royalties which LICENSEE is required to pay to third parties for additional licenses to enable LICENSEE to manufacture, use or sell LICENSED PRODUCTS OR SERVICES provided, however, that in no event shall such EARNED ROYALTY be reduced by more than fifty percent (50%).

     4.3 In the event the EXCLUSIVE LICENSE granted under Article 2.1 shall become a NON-EXCLUSIVE LICENSE, LICENSEE shall pay to YALE an EARNED ROYALTY of fifty percent (50%) of the amounts due under Article 4.2 and no minimum royalties shall be due and owing under Article 4.4.

     4.4 During the period when such license granted under Article 2.1 is exclusive, and in order to maintain such exclusivity but subject to Article 4.6, commencing three (3) years after the EFFECTIVE DATE hereof and continuing during the term of the EXCLUSIVE LICENSE of U.S. LICENSED PATENTS, LICENSEE agrees to pay to YALE annual Minimum Royalty Payments, irrespective of whether any sales of LICENSED PRODUCTS OR SERVICES have been made or whether any LICENSED PATENTS have issued in the amounts as set forth below:


                    YEAR                      MINIMUM
                    ----                      -------
                    3                         $ *
                    4                         $ *
                    5                         $ *
                    6                         $ *
                    7                         $ *
                    8                         $ *
                    9                         $ *
                    10 and hereafter          $ *

  * Confidential treatment requested, material omitted has been filed separately with the Securities and Exchange Commission.

     4.5 In addition to EARNED ROYALTIES payable under Article 4.2, LICENSEE shall pay to YALE twenty percent (20%) of all additional non-royalty income paid to LICENSEE from any sublicenses granted hereunder. All payments made to YALE under Article 4.2 on account of EARNED ROYALTIES on sales by LICENSEE and under this Article 4.5 shall be fully creditable against MINIMUM ROYALTIES due under
Article 4.4.

     4.6 If after five (5) years from the EFFECTIVE DATE of this AGREEMENT no LICENSED PATENT has been issued (i) in the country of manufacture or sale with respect to LICENSED PRODUCTS, or (ii) in the country of sale with respect to LICENSED SERVICES then in lieu of EARNED ROYALTIES payable under Articles 4.2 or 4.3 and until such patent issues, LICENSEE shall pay to YALE in consideration of the KNOW-HOW license, an EARNED ROYALTY of one-half of one percent (0.5%) of NET SALES of LICENSED PRODUCTS OR SERVICES, such royalties to be paid hereunder for the longer of a) ten (10) years from the EFFECTIVE DATE hereof, or b) five
(5) years from the first commercial sale of the respective LICENSED PRODUCT OR LICENSED SERVICE. Thereafter LICENSEE shall have a fully paid-up license to such KNOW-HOW. During such period when reduced EARNED ROYALTIES are payable as set forth under this Article 4.6, no minimum royalties shall be due and owing under
Article 4.4 provided, however, that within six (6) months after issuance of a LICENSED PATENT and resumption of payment of non-reduced EARNED ROYALTIES, LICENSEE shall pay to YALE all minimum royalties which were otherwise due under
Article 4.4 but whose payment was suspended by operation of this Article 4.6.


                         ARTICLE V PAYMENTS AND REPORT

     5.1 Within sixty (60) days after the end of each QUARTER YEAR, LICENSEE shall furnish to YALE a written report setting forth separately as to LICENSEE and each of its sublicensees, the NET SALES by country of manufacture (and if made in a country in which there are no LICENSED PATENTS, by country in which sold) and the EARNED ROYALTIES payable thereon.

     5.2     Minimum Royalty Payments due for the year as specified in Article
4.4 shall be paid in equal quarterly installments and shall accompany the report specified in

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Article 5.1  The Minimum Royalty Payment due for any QUARTER YEAR shall he reduced by the amount of EARNED ROYALTIES otherwise due and paid in such QUARTER YEAR and, except the frist QUARTER YEAR shall be further reduced by the amount by which the EARNED ROYALTIES of the prior QUARTER YEAR exceed the Minimum Royalty Payment due in the QUARTER YEAR in question.

          5.3 The reports required by this Article V shall be signed and attested to by an officer or his designee of LICENSEE or its subsidiary to be correct to the best of LICENSEE'S knowledge and information. Each report shall be accompanied by LICENSEE'S payment of the full amount due, less any taxes required by a governmental agency to be withheld therefrom; provided, however, that YALE shall have the right to contest any such taxes and LICENSEE shall provide reasonable assistance with respect thereto. All royalties shall be paid to YALE in U.S Dollars. In the event that conversion from a foreign currency is required in calculating a royalty payment hereunder, the exchange rate used shall be the rate in effect at the end of the last business day of the applicable QUARTER YEAR as published in The Wall Street Journal, or if conversion cannot legally be made, the EARNED ROYALTIES shall be deposited in a bank accepting such currency for which conversion is blocked, in an account naming YALE as the owner.

          5.4 If this AGREEMENT should be terminated at any time other than at the end of a QUARTER YEAR or ROYALTY YEAR, the last report and payment shall be made within sixty (60) days after the effective date of such termination, and shall include any EARNED ROYALTIES and any Minimum Royalty Payments prorated to the date of termination. If the amount of LICENSEE'S existing inventory of LICENSED PRODUCTS OR SERVICES which had been manufactured but not sold up to the date of termination exceeds a sixty (60) day supply. LICENSEE shall provide YALE with a report setting forth the amount of such inventory at the date of termination, and may elect to continue to render QUARTER YEAR reports on the sales of such existing inventory and to make payments as though the AGREEMENT were still in effect: provided, however, that in any event, LICENSEE shall complete payment of EARNED ROYALTIES thereon within one (1) year from the effective date of termination and LICENSEE shall destroy any such remaining inventory and certify such destruction to YALE.

                          ARTICLE VI BOOKS AND RECORDS

        LICENSEE and its sublicensees shall keep and maintain complete and accurate records and books of account in sufficient detail and form so as to enable determination and verification of EARNED ROYALTIES payable by LICENSEE hereunder. Such records and books of account shall be maintained for a period of no less than three (3) years following the QUARTER YEAR to which they pertain. LICENSEE shall permit such records and books of account to be examined, solely to the extent necessary for YALE to verify the amount of royalties payable hereunder, by YALE's duly appointed agent, a certified public accountant, under suitable confidentiality to LICENSEE, at YALE's expense, during normal business hours, and upon ten (10) days prior written notice by YALE to LICENSEE but nor more than once per year.

                         ARTICLE VII PATENT PROTECTION

          7.1 LICENSEE, at its expense, has prepared and filed and YALE, at LICENSEE'S expense, and during the term of the EXCLUSIVE LICENSE hereunder shall reasonably cause to be prosecuted to issuance, grant or final disposition, one or more appropriate applications for U.S. patent covering the INVENTION. Any and all such patents and applications resulting therefrom shall be and remain the sole property of YALE. Subject to Article 7.4, any taxes, annuities, working fees, maintenance fees, renewal and extension charges with respect to each of the U.S. LICENSED PATENTS further including all reasonable costs incurred in the prosecution thereof shall be paid by LICENSEE.

          7.2 YALE, at LICENSEE'S expense, shall prepare and file foreign patent applications covering the INVENTION in such foreign countries as are determined by LICENSEE and agreed to by YALE. Determination of which foreign countries in which patent applications shall be filed shall be made prior to any statutory bar to international filing of any such applications. Any and all such applications or patents shall remain the property of YALE. For so long as LICENSEE enjoys or wishes to enjoy an exclusive license under Article 2.1, and subject to Article 7.4, any taxes, annuities, working fees, maintenance fees, reasonable prosecution costs, renewal and extension charges with respect to each such foreign patent application and patents shall be punctually paid by LICENSEE on behalf of both parties. If LICENSEE does not agree to bear the expanse of filing patent applications in any foreign countries in which YALE wishes to obtain patent protection, or if LICENSEE decides to discontinue paying charges associated with any particular patent application or patent in a country or countries, then YALE may file, prosecute and otherwise pay for such applications or patents at its own expense and the EXCLUSIVE LICENSE granted under Article
2.1 to such patent application or patents shall be reduced to a NON-EXCLUSIVE LICENSE in such foreign country or countries, and further provided that such NON-EXCLUSIVE LICENSE may be completely divested from LICENSEE if YALE or a third party fully reimburses LICENSEE for all charges paid by LICENSEE with respect to such patent application or patent in the country or countries in question.

          7.3 YALE shall provide to LICENSEE for its review and comment prior to filing, copies of all patent applications and substantive parent prosecution documents, provided there is reasonable time to do so. LICENSEE shall provide its comments within thirty (30) days of receipt thereof and such comments shall be advisory in nature and not binding on YALE or its patent counsel.

          7.4 In the event LICENSEE determines, as evidenced by an opinion of counsel, that patent rights or protection cannot reasonably be anticipated to be obtained on a Unitd States or foregin patent application due to prior patent rights of third parties or for any other reason, or that further appeal of an adverse decision by a court or agency having jurisdiction is not possible, or that further patent prosecution could be unduly expensive with little likelihood of success, LICENSEE shall be entitled, upon written notice to YALE, to cease to bear the expense of further prosecution of such application. In such event, YALE shall have the right to assume, undertake and direct such further prosecution at its own expense and the EXCLUSIVE LICENSE granted under Article 2.1 to such patent application or patents shall be reduced to a NON-EXCLUSIVE LICENSE in such country or countries, and further provided that such NON-EXCLUSIVE LICENSE may be completely divested from LICENSEE if YALE or a third party fully reimburses LICENSEE for all charges paid by LICENSEE with respect to such patent application or patent in the country or countries in question.

          7.5 LICENSEE and its sublicensees shall apply the patent marking notices required by the law of any country where LICENSED PRODUCTS are made, sold or used, in the extent feasible and practical, and in accordance with the applicable patent laws of the country.

                              ARTICLE VII KNOW-HOW

          8.1 Promptly following execution of this AGREEMENT, YALE shall disclose to LICENSEE the KNOW-HOW by furnishing copies and documentation thereof.

          8.2 The KNOW-HOW and all parts thereof, shall be and remain the sole and exclusive property of YALE and shall be used by LICENSEE only in connection with and for the term of this AGREEMENT. Except as otherwise agreed to or approved in advance in writing by YALE, LICENSEE or its sublicensee shall disclose the KNOW-HOW or any part thereof only to those of its employees to whom it shall be absolutely necessary in order to facilitate LICENSEE'S operations hereunder, and LICENSEE shall take all reasonable measures to prevent its employees and others from divulging the same. Such obligations shall not apply to KNOW-HOW which was already in the public domain or known to LICENSEE prior to its disclosure or which LICENCSEE becomes part of the public domain subsequently through no fault of LICENSEE or which LICENSEE is required by law to disclose, or which LICENSEE acquires from a third party having the right to disclose same to LICENSEE.

          8.3 Notwithstanding the foregoing, YALE reserves, on behalf of the Inventors, the right to publish all or any portion of the KNOW-HOW, but not any proprietary information of LICENSEE, in academic journals and by dissemination at professional meetings subsequent to the filing of one or more U.S patent applications by YALE.

                  ARTICLE IX DUE DILIGENCE IN COMMERCIALIZATION

          Because the INVENTION and the making thereof was partially funded by government funds, and because LICENSEE has represented the need to have an EXCLUSIVE LICENSE thereto in order to warrant further development thereof which will benefit the public, LICENSEE and YALE acknowledge a duty to act diligently and purposefully to bring the benefits of the INVENTION to the public. In connection therewith, LICENSEE shall plan and implement appropriate research and development testing, and production efforts which shall be directed toward prompt commercialization of the LICENSED PRODUCTS and SERVICES in the field of human genetic testing and shall further undertake such efforts or commision others to undertake such efforts or seek LICENSEES to undertake such efforts in the field of infectious diseases. LICENSEE shall provide YALE semi-annual reports indicating the progress toward commercialization which has been made and setting forth future plans. In the event that LICENSEE identifies fields of activity in which it does not plan to utilize the INVENTION or in which it abandons the marketing or intent to market LICENSED PRODUCTS OR SERVICES, LICENSEE shall so notify YALE and shall return, without cost to YALE, such field limited rights to YALE and shall negotiate in good faith the conditions under which it shall provide to YALE LICENSEE's rights in LICENSEE developed and jointly developed information and data which is useful therewith.

        If at any time LICENSEE suspends its marketing or its intent to market the LICENSED PRODUCTS OR SERVICES in all fields for a period exceeding ninety
(90) days, LICENSEE shall immediately notify YALE giving reasons therefor and a statement of its intended actions which shall include plans for recommencement of marketing and development within a reasonable time and if there are no plans for recommencement, LICENSEE shall so notify YALE and shall return all license rights to YALE and shall negotiate in good faith the conditions under which it shall provide to YALE LICENSEE's rights in LICENSEE developed and jointly developed information and data which is useful therewith.

                      ARTICLE X INFRINGEMENT AND LITIGATION

          10.1 LICENSEE shall have the first right to defend the LICENSED PATENTS against infringement or interference by other parties in any country in which an EXCLUSIVE LICENSE is in effect hereunder, including by bringing any legal action for infringement or defending any counterclaim of invalidity or action of a third party for declaratory judgment of non-infringement or interference which LICENSEE, in its sole discretion, decides is reasonable and neccessary for it to undertake. LICENSEE shall bring or defend, or subject to YALE's reasonable approval, may settle any such actions soley at its own expense and through counsel of its selection; provided, however that YALE shall be entitled in each instance to participate through counsel of its selection and at its own expense. YALE shall have no responsibility or financial obligation with respect to any such infringement action or interference except to provide reasonable assistance to LICENSEE as requested to allow LICENSEE to bring such legal action in YALE's name, and LICENSEE shall reimburse YALE for YALE's out-of-pocket expenses in connection with any such assistance.

        10.2 YALE shall have the first right to defend the LICENSED PATENTS against infringement in any country in which the NON-EXCLUSIVE LICENSE is in effect or in the event LICENSEE declines to excercise its right to defend the LICENSED PATENTS under Article 10.1 and shall file and prosecute, defend or settle, such infringement and declaratory judgement actions at its own expense, through counsel of its selection and with sole discretion as to whether to bring or defend or settle any such action; provided, however, that in the event that YALE shall fail to bring or defend such an action or otherwise resolve the claim including by grant of a royalty-bearing (at a minimum royalty at least equal to the comparable royalty herein) license, within six (6) months following notice of the infringement. LICENSEE, at its discretion, may terminate this AGREEMENT with respect to the country or countries involved or meet with YALE and both parties shall in good faith negotiate a reduced royalty reflecting LICENSEE's diminished competitive edge.

        10.3 Each party shall promptly notify the other in writing in the event that a third party shall bring a claim of infringement by the LICENSED PRODUCT OR SERVICES against YALE or LICENSEE, either in the United States or in any foreign country. If the alleged infringement is so substantial as to threaten the competitive position of LICENSEE and/or LICENSEE is enjoined from excercise of its license hereunder, and if YALE elects not to defend against such claim and not to obtain a license to permit LICENSEE to excercise its license free of such claim, then LICENSEE may, in its own name and at its sole expense, defend such claim, and may compromise, settle or otherwise obtain such license, in such manner and on such terms as LICENSEE shall see fit or terminate this AGREEMENT as to such country or countries. At all times, LICENSEE shall have the right to immediately cease sales of LICENSED PRODUCTS OR SERVICES pending the outcome of such claim of infringement or if it elects to continue sales and to apply against the cost of defending such claim up to fifty

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percent (50%) of any amounts payable to YALE under Article IV of this AGREEMENT,
YALE, at its own expense and through counsel of its selection, may become a party to such defense and/or settlement and compromise. In any event, YALE shall have the right to defend, at its own expense, any third party claim or action brought against YALE and to settle or compromise the same in such manner as it shall see fit provided that LICENSEE is not prejudiced thereby with respect to any claim brought against LICENSEE or with respect to LICENSEE's sale, manufacture or use of LICENSED PRODUCTS OR SERVICES. LICENSEE may participate in such litigation or claim in its own behalf at its own expense.

                         ARTICLE XI USE OF YALE'S NAME
                         -----------------------------

        LICENSEE shall not use the name "Yale" or 'Yale University" for any purpose without the prior written consent obtained from YALE in each instance, which consent shall not be unreasonably withheld, and except that prior permission need not be given, if the disclosure is general in nature and soley for the purposes of statisfying LICENSEE'S SEC disclosure obligations.

                      ARTICLE XII OWNERSHIP OF IMPROVMENTS
                      ------------------------------------

        Ownership of the KNOW-HOW and all inventions mady by YALE or its employees and covered by the LICENSED PATENTS shall remain with YALE.
Ownership of all inventions which are made soley by LICENSEE, its employees or agents and ownership of any corresponding domestic and foreign patent applications and patents, shall remain with LICENSEE. Notwithstanding the preceeding, YALE reserves the right to negotiate with any bona fide licensees including, but not limited to, LICENSEE, licenses to YALE inventions related to the field of art and not otherwise covered by INVENTION or LICENSED PATENTS or conceived or reduced to practice in Dr. David Ward's laboratory at YALE.


                            ARTICLE XIII TERMINATION
                            ------------------------

     13.1 YALE may terminate the AGREEMENT following thirty (30)days written notice to LICENSEE in the event LICENSEE: (i) fails to make, within the thirty (30) day period set by the notice, any payment which is due and payable pursuant to this

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AGREEMENT other than under Article 4.4 and has been in arrears for more than one (1) month; or (ii) commits a material breach of any other obligation of this AGREEMENT which is not cured within the thirty (30) day period set by the notice; or (iii) becomes insolvent or a petition in bankruptcy is filed against LICENSEE and is consented to, acquiesced in or remains undismissed for ninety
(90) days; or makes a general assignment for the benefit of creditors, or a receiver is appointed for LICENSEE, and LICENSEE does not return to solvency before the expiration of said thirty (30) day period set by the notice; or
(iv) fails to excercise diligence in bringing the LICENSED PRODUCTS to market in accordance with Article 9.2.

        13.2 After the first anniversary of the EFFECTIVE DATE of this AGREEMENT and upon ninety (90) days written notice to YALE, LICENSEE shall be entitled to terminate this AGREEMENT in its entirety or for a particular country
(i) at its discretion, or (ii) in the event of YALE's material breach of any of the provisions of this AGREEMENT, which breach is not cured within the thirty
(30) day period set by the notice, or (iii) pursuant to the terms of Article
10.2 or 10.3, or (iv) if LICENSEE elects not to bear the expense of further prosecution of an application pursuant to Articles 7.2 or 7.4.

        13.3 Upon termination of this AGREEMENT and except as otherwise expressly provided herein, all licenses granted to LICENSEE and to YALE under the terms of this AGREEMENT shall terminate, and sublicenses granted by LICENSEE hereunder shall terminate simultaneously unless otherwise specified by YALE: provided, however, that LICENSEE shall have the right for one (1) year thereafter to dispose of all LICENSED PRODUCTS OR SERVICES or substantially completed LICENSED PRODUCT OR SERVICES, then in its inventory or laboratory, and shall pay EARNED ROYALTIES thereon as though this AGREEMENT had not terminated, in accordance with the provisions of Article V.

        13.4 Termination of this AGREEMENT shall not affect any rights or obligations accrued prior to the EFFECTIVE DATE of such termination and specifically LICENSEE'S obligation to pay the full amount of the payments required by Article 4.1 and all EARNED ROYALTIES and minimum payments specified by Article IV.


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

        13.5 The rights provided in this Article XIII shall be in addition and without prejudice to any other rights which the parties may have with respect to any breach or violations of the provisions of this AGREEMENT.

        13.6 Waiver by either party of a single default or breach or of a succession of defaults or breaches shall not deprive such party of any right to terminate this AGREEMENT pursuant to the terms hereof upon the occasion of any subsequent default or breach.

             ARTICLE XIV NO WARRANTIES; INDEMNIFICATION; INSURANCE
             -----------------------------------------------------

        14.1 YALE makes no representations or warranties that any LICENSED PATENT is valid, or that the KNOW-HOW or the manufacture, use, sale or other disposal of the LICENSED PRODUCT and SERVICES does not infringe upon any patent or other rights not vested in YALE.

        14.2 YALE MAKES NO WARRANTIES WHATSOEVER, EITHER EXPRESS OR IMPLIED, AS TO THE THE MERCHANTABILITY OR FITNESS OF THE LICENSED PRODUCT OR SERVICES FOR A PARTICULAR PURPOSE and LICENSEE and its sublicensees shall make no statements, representation or warranties whatsoever to any third parties which are inconsistent with such disclaimer by YALE.

        14.3 LICENSEE shall defend, indemnify and hold harmless YALE, its fellows, officers, employees, and agents, from and against any and all claims, demands, damages, losses and expenses of any nature (including reasonable attorney's fees), included, but not limited to death, personal injury, ilness, property damage or products liability arising from or in connection with any of the following: (i) the use by LICENSEE or other sublicensees of any method or process related to the LICENSED PATENTS; or (ii) any use, sale or other disposition of any of the LICENSED PRODUCTS OR SERVICES by LICENSEE or its sublicensees and/or other transferees or any statements, representation or warranty of LICENSEE of its sublicensees or other transferees with respect thereto; or (iii) the use of the LICENSED PRODUCTS OR SERVICES obtained from the LICENSEE or its sublicensees by any person.

        14.4 LICENSEE shall purchase and maintain in effect a policy of products liability insurance covering all claims with respect to any LICENSED PRODUCTS OR SERVICES manufactured or sold within the terms or any license granted hereunder.

which policy shall (i) be in such form, include such amount of coverage and be written by such company as YALE shall reasonably approve and which is consistent with the practice in the biomedical technology industry, (ii) provide that such policy is primary and not excess or contributory with regard to other insurance YALE may have, (iii) provide at least thirty (30) days notice to YALE of cancellation and (iv) include YALE and YALES's directors, officers, and employees as additional named insureds. LICENSEE shall furnish a certificate of such insurance to YALE on or before the date of first sale or commercial use of any LICENSED PRODUCT OR SERVICES.

                               ARTICLE XV NOTICES

        Any notice required by this AGREEMENT shall be sent by Registered or Certified U.S. Mail, or by fascimile, telex or cable and shall be deemed delivered three (3) days after posting or on the day of facsimile, telex or hand delivery if sent to the following addresses of the respective parties or such other address as is furnished by proper notice to the other party:

        FOR YALE:               YALE UNIVERSITY
                                Director
                                Office of Cooperative Research
                                246 Church Street, Suite 401
                                New Haven, CT 06520

        FOR LICENSEE:           IG LABORATORIES, INC.
                                One Mountain Road
                                Framingham, MA 01701
                                ATTN: President

        Royalty reports and payment shall be sent in first class mail, postage prepaid, deposited in the U.S. postal system no later than the last day provided and deemed delivered if sent to YALE at the above specified address.

                         ARTICLE XVI LAWS AND REGULATION

        LICENSEE and its sublicensees shall comply with all foreign and United States federal, state, and local regluations, rules, and orders applicable to the license granted hereunder and to the testing, production, transportation, export, packaging, labeling, sale and use of the LICENSED PRODUCT OF SERVICES or otherwise applicable to LICENSEE'S and sublicensee's activities hereunder.


                           ARTICLE XVII MISCELLANEOUS
                           --------------------------

        17.1 In the event that any further lawful perfomance of this AGREEMENT or any part thereof by any party hereto shall be rendered impossible by or as a consequence of, any law or administrative ruling of any government or political subdivision thereof having jurisdiction over such party any failure to perform occasioned thereby shall not constitue a material breach unless the application of such law or such ruling is the result of failure to comply with laws or regulations as required by Article XVI.

        17.2 Any delays in or failure by either party in performance of any obligations hereunder shall be excused if and to the extent caused by such occurences beyond such party's reasonable control, including but not limited to such occurences as acts of God, strikes or other labor disturbances, war and other causes which cannot resonably be controlled by the party who failed to perform.

        17.3 This AGREEMENT may not be amended except by written agreement signed by both of the parties, and shall not be assigned by LICENSEE except upon the advance written consent of YALE and except that it may be assigned to a party acquiring all or substantially all the assets to which this AGREEMENT pertains. This AGREEMENT comprises the entire understanding of the parties with respect to the subject matter hereof and there are no other written or oral promises to be relied upon. In particular, both parties acknowledge the presence of risk with respect to the development of products or services hereunder and that such products or services may be unsuccessful in the marketplace.

        17.4 This AGREEMENT shall be governed by and in accordance with the laws of the State of Connecticut except where the federal laws of the United States and of foreign countries are applicable and have precedence.

        17.5 If any part of this AGREEMENT is rendered void, invalid, or unenforcable, such shall not affect the validity, enforcability or substaintially impair the value of the entire AGREEMENT as to either party.

        IN WITNESS WHEREOF, the parties hereto have cause to this AGREEMENT to be executed in duplicate orignals by their duty authorized representatives.



YALE UNIVERSITY                         IG LABORATORIES, INC

BY:   (SIGNATURE)                           BY:    (SIGNATURE)
    ---------------------------                ---------------------------

TITLE:  Associate Vice President               TITLE: President
        for Finance                            ---------------------------
       --------------------------

DATE:   3/19/90                         DATE:  3/20/90
        ---------------------------            ---------------------------

Confidential treatment requested for portions of this document, portions for which confidential treatment is requested are noted.

     This Agreement on Consent to Assignment and Amendment of License Agreement (the "Agreement") is entered into by and between Yale University, a corporation organized and existing under and by virtue of a charter granted by the general assembly of the Colony and State of Connecticut and located in New Haven, Connecticut ("Yale") and Vysis, Inc., a corporation organized under the laws of the state of Delaware and located in Downers Grove, Illinois, ("Vysis") and is effective February 2, 2000 (the "Effective Date").

     Whereas, Yale has entered into a License Agreement (the "License") effective March 21, 1990, with IG Laboratories, Inc. (now named "Genzyme Genetics"), under patent applications and patents ("Ward Patents") concerning methods of IN SITU suppression hybridization ("FISH"); and

     Whereas, Vysis wishes to obtain an assignment of the License from Genzyme Genetics and Yale's consent to the assignment of the License; and

     Whereas, Vysis also wishes to amend the License as set out below; and

     Whereas, Yale is willing to consent to the assignment of the License and to the amendment of the License set out below; and

     Whereas, the University of California has filed an opposition to a European patent, one of the Ward Patents licensed under the License and Vysis has funded and is funding the opposition by the University of California; and

     Whereas, Yale and Vysis wish to settle the European patent opposition to the Ward Patents; and

     Whereas, Yale wishes Vysis to carry out licensing negotiations with Molecular Staging, Inc. ("MSI"), an exclusive licensee of other Yale technology, concerning multiparametric FISH ("mFISH") technology and Vysis is willing to conduct such negotiations.

     Therefore, in consideration of the above and the terms and conditions below, Yale and Vysis agree as follows:

(1) Yale hereby consents to the assignment of the License to Vysis by Genzyme Genetics, effective February 2, 2000.

(2) Vysis shall obtain from the University of California an abandonment of the University of California's opposition to the European Ward patent, and shall deliver the University of California's written abandonment of the opposition to Yale by no later than February 4, 2000. Yale shall be responsible for filing the abandonment in the European Patent Office.

(3) In consideration of Yale's consent to this assignment and execution of this Agreement, Vysis agrees to carry out a royalty-bearing sublicensing program for the Ward Patents and to hold reviews at six month intervals with Yale on its sublicensing activities under the License, unless and until both parties agree that such reviews are no longer necessary.

     (a) In consideration of Yale's consent to this assignment and execution of this Agreement, Vysis agrees that it shall conduct good faith negotiations with Molecular Staging, Inc., over licensing of FISH technology relating to mFISH assays and that it shall carry out an annual review with Yale of its sublicensing activities under the License.

     (b) Yale acknowledges that (i) Vysis at its discretion may conduct this sublicensing program in conjunction with its sublicensing activities of other Vysis FISH technology rights, and (ii) Vysis may grant royalty-free licenses to researchers for their manufacture and non-commercial research use of FISH probes without royalty obligation to Yale for any such grant.

     (c) If within twelve (12) months of the effective date of the assignment to Vysis, Vysis has not (i) either granted at least one sublicense of the Ward Patents to at least one entity that is both unaffiliated with Vysis and that demonstrably has FISH products available for commercialization for the European market, or (ii) has not engaged in serious negotiations to sublicense the FISH technology in Europe to such an entity, then Yale at Yale's sole option shall have the right exercisable upon written notice to Vysis to convert the exclusive license granted to Vysis to a non-exclusive license with the right to sublicense.

     (d) If within twenty-four (24) months of the effective date of the assignment to Vysis, Vysis has not granted at least one sublicense of the Ward Patents to at least one entity in for the European market that is both unaffiliated with Vysis and that demonstrably has FISH products available for commercialization, then Yale at Yale's sole option shall have the right exercisable upon written notice to Vysis to terminate Vysis' right to sublicense in Europe.

(4) In consideration of Vysis' obtaining the abandonment of the European opposition and the amendment to the License set out herein, Yale releases Vysis of any claim for breach of the License that arose before the Effective Date, including any claim for sales of products before the Effective Date by Vysis, and agrees that all obligations of the Licensee under the License are current as of the Effective Date.

(5) Vysis acknowledges that the License grants no rights under U.S. Patent Nos. 6,007,994 and 5,759,781 (Ward mFISH patents) or any patents deriving from the U.S. patent application No. 08/577,622 filed on December 22, 1995.

(6)  Yale and Vysis agree to the following amendments to the License:

     - In Article 4.1, payments due to Yale shall be considered to have already been paid by Genzyme Genetics.

     -    In Article 4.2, On fourth line delete "or LICENSEE'S sublicensees."

     - In Article 4.2, EARNED ROYALTIES, delete the existing royalty rate for sales of LICENSED PRODUCTS:
          "On NET SALES of LICENSED PRODUCTS:  * percent (*%)"

          Replace it with:

          "(i) On NET SALES of LICENSED PRODUCTS in the United States: * percent
               (*%); and

          "(ii) On NET SALES of LICENSED PRODUCTS outside the United States:
                * percent (*%);

               "however, after U.S. Patent No. 5,447,841 (the "841 Patent") (entitled, Methods for Chromosome-specific Staining) expires or September 6, 2012, whichever is earlier, LICENSEE shall pay YALE on NET SALES of LICENSED PRODUCTS where LICENSED PATENTS are
               effective or applications are pending:   percent ( %);   "and
               further, should LICENSEE negotiate a reduction in its obligations to pay royalties due on the '841 Patent, then LICENSEE shall no later than twenty-four (24) months after such royalty reduction is effected increase the royalty rate payable to YALE under this Agreement by percentage points equal to half of that reduction. (So, for example, should the royalty rate on the '841 Patent decrease from 4% to 2%, then the royalty rate to YALE on NET SALES of LICENSED PRODUCTS covered by the reduction would increase by * of the * percentage point difference to * following the aforementioned 24 month hiatus.)"

          Retained is
          "and On NET SALES of LICENSED SERVICES: * percent (*%)."

     - In Article 4.2, the last paragraph beginning "Such EARNED ROYALTIES .." is deleted in its entirety.

     -    In Article 4.5 Delete all. Replace with
     - "In addition to EARNED ROYALTIES payable under Article 4.2, LICENSEE shall pay YALE EARNED ROYALTIES consisting of either

     -    a) forty percent (40%) of total sublicense income, or

     - b) * percent (*%) of sublicensee NET SALES in the U.S. and * percent (*%) of sublicensee NET SALES outside the U.S. plus twenty percent (20%) of all additional non-royalty income, whichever, (a) or (b), is larger, paid to LICENSEE from any sublicenses granted hereunder. If for any reason the royalty rate payable by LICENSEE to YALE under
          Article 4.2 shall increase, the royalty rate under this Article 4.5 b) shall also increase to the same rate. All payments made to YALE under
          Article 4.2 on account of EARNED ROYALTIES on sales by LICENSEE and under this Article 4.5 shall be fully creditable against MINIMUM ROYALTIES due under Article 4.4."

    * Confidential treatment requested, material omitted has been filed with the Securities and Exchange Commission.

     -    Article 4.4 is deleted in its entirety and is replaced with:

          "4.4      On or by December 31 of each calendar year commencing after the Effective Date, LICENSEE agrees to pay YALE an annual Minimum Royalty Payment, irrespective of whether any sales of LICENSED PRODUCTS OR SERVICES have been made or whether any LICENSED PATENTS have issued, in the amount of $*

     - In Article 5.1, add at the end: "LICENSEE agrees to deliver to Yale an annual report, by no later than March 1 of each calendar year, describing LICENSEE's commercialization efforts, including any sub-licensing activity."

     -    Article 9 Due Diligence
          Add the following paragraph:
          "Should LICENSEE sublicense the rights granted under this AGREEMENT that are exclusive in any field of use, then the sublicense shall contain due diligence requirements of the sublicensee that are no less demanding than those required of the LICENSEE in this Article 9."

     -    Add a new Article 13.5:
     "13.5 Notwithstanding Article 13.3, termination of this Agreement shall not automatically terminate any sublicenses granted by LICENSEE after the Effective Date, unless such a sublicense does not specify that upon termination of this Agreement, the sublicense will be assigned to YALE. Licensee agrees that it shall not grant any sublicense hereunder which is exclusive in any field, without including reasonable due diligence provisions on the performance of the exclusive sublicensee.

     No other changes are made, and as amended the License continues in full force and effect.

Accepted and agreed to:

YALE UNIVERSITY                         VYSIS, INC.

/s/  [SIGNATURE]                        /s/  [SIGNATURE]

Its:      Managing Director             Its:   Vice President, General Counsel
        ---------------------                ---------------------------------
        Office of Cooperative Research         and Secretary


Date:   2/2/00                          Date:  2/7/00
        -----------------                      -------------------------



    * Confidential treatment requested, material omitted has been filed with the Securities and Exchange Commission.